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                                                                   EXHIBIT 10.44

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                                               October 15, 1996




Ms. Jane Conn
Treasurer
Read-Rite Corporation
345 Los Coches Street
Milpitas, CA  95035




     Re: Lease of the Land (the "Lease") dated as of April 25, 1996, between
         Sumitomo Bank Leasing and Finance, Inc. ("SBLF") as Landlord and Read-Rite Corporation ("Read-Rite") as Tenant.

Dear Ms. Conn:

This letter confirms our understanding that SBLF, as Landlord, has agreed that for the fiscal quarter ending on September 30, 1996, the fiscal quarter ending on December 31, 1996, and the fiscal quarter ending on March 31,1997 and for such fiscal quarters only:

     the reference in Paragraph 16.1(h)(ii) to Consolidated Tangible Net Worth of not less than $450,000,000 plus 80% of Consolidated Net Income plus 100% of the proceeds from the issuance of equity securities shall be waived and that in lieu thereof the Lessee shall not permit Consolidated Tangible Net Worth to be less than $400,000,000 plus 80% of Consolidated Net Income plus 100% of the proceeds from the issuance of equity securities;

     the reference in paragraph 16.1(h)(iii) of the Lease to a Leverage Ratio of
     0.75 to 1.00 shall be waived and that in lieu thereof a leverage ratio of
     1.00 to 1.00 shall be in effect;

     the reference in paragraph 16.1(h)(iv) of the Lease to a Consolidated Net Income of no less than $0.00 for any two consecutive fiscal quarters shall be waived and that in lieu thereof the Lessee may incur a Consolidated Net Loss (defined in accordance with GAAP) no greater than $65,000,000 for the fiscal quarter ended on September 30, 1996; no greater than $20,000,000 for the fiscal quarter to end December 31, 1996; and no greater than $10,000,000 for the fiscal quarter to end on March 31, 1997; and

     the reference in paragraph 16.1(h)(vi) of the Lease to a ratio of Consolidated Cash Flow to Fixed Charges of 1.50 to 1.00 shall be waived and that in lieu thereof a ratio of Consolidated Cash Flow to Fixed Charges of -2.90 to 1.00 shall be in effect.

For each fiscal quarter of Read-Rite following the fiscal quarter ending on March 31, 1997 during the Term of the Lease, paragraphs 16.1(h)(ii), 16.1(h)(iii), 16.1(h)(iv) and 16.1(h)(vi) shall be in full force and effect in accordance with their original terms.

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Except as otherwise set forth in this letter, all defined terms used in this letter shall have the meanings given such terms in the Lease. SBLF requests that Read-Rite, in addition to providing an officer's certificate of no default, provide a compliance certificate for each fiscal quarter which details compliance or non-compliance with the financial covenants contained in Paragraph
16.1 (h). Please indicate your acceptance of these terms and conditions by signing in the signature box provided below.

Sincerely,


SUMITOMO BANK LEASING AND FINANCE, INC.




By:      /s/ William M. Ginn
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         William M. Ginn
         President


ACKNOWLEDGED AND ACCEPTED:

READ-RITE CORPORATION


By:      /s/  J. Conn
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Its:     Treasurer
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Date:    10/15/96
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cc:      Bruce W. Hyman - Graham & James, LLP
         Bradford O'Brien - Wilson, Sonsini, Goodrich & Rosati


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